Exhibit 99.2
MIDDLEFIELD BANC CORP.
Consolidated Selected Financial Highlights
December 31, 2010 and December 31, 2009

	(unaudited)
Balance Sheet as of	December 31,	December 31,
(Dollar amounts in thousands)	2010	2009
Assets
Cash and due from banks	$10,473	$12,909
Federal funds sold	20,162	28,123
Interest-bearing deposits in other institutions	0	121

Cash and cash equivalents	30,635	41,153
Investment securities available for sale	201,772	136,711
Loans:	372,498	353,597
Less: reserve for loan losses	6,221	4,937

Net loans	366,277	348,660
Premises and equipment	8,179	8,394
Goodwill	4,559	4,559
Bank-owned life insurance	7,979	7,707
Accrued interest receivable and other assets	12,796	11,474

Total Assets	$632,197	$558,658

	December 31,	December 31,
	2010	2009
Liabilities and Stockholders’ Equity
Non-interest bearing demand deposits	$53,391	$44,387
Interest bearing demand deposits	48,869	38,111
Money market accounts	71,105	56,451
Savings deposits	146,993	107,358
Time deposits	244,893	240,799

Total Deposits	565,251	487,106
Short-term borrowings	7,632	6,800
Other borrowings	19,321	25,865
Other liabilities	1,971	2,180

Total Liabilities	594,175	521,951

Common equity	28,429	27,919
Retained earnings	15,840	14,960
Accumulated other comprehensive income	487	562
Treasury stock	(6,734)	(6,734)

Total Stockholders’ Equity	38,022	36,707

Total Liabilities and Stockholders’ Equity	$632,197	$558,658

MIDDLEFIELD BANC CORP.
Consolidated Selected Financial Highlights
December 31, 2010 and December 31, 2009
(Dollar amounts in thousands)

	(unaudited)		(unaudited)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Income Statement	2010	2009	2010	2009
INTEREST INCOME
Interest and fees on loans	$5,363	$5,191	$21,084	$20,271
Interest-bearing deposits in other institutions	5	3	15	15
Federal funds sold	14	10	52	20
Investment securities
Taxable interest	1,353	1,041	5,185	3,794
Tax-exempt interest	709	507	2,650	1,882
Dividends on Stock	26	22	108	69

Total interest income	7,470	6,774	29,094	26,051

INTEREST EXPENSE
Deposits	2,255	2,520	9,504	10,296
Short term borrowings	63	19	249	34
Other borrowings	121	203	642	919
Trust preferred securities	138	135	550	534

Total interest expense	2,577	2,877	10,945	11,783

NET INTEREST INCOME	4,893	3,897	18,149	14,268
Provision for loan losses	1,225	818	3,580	2,578

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,668	3,079	14,569	11,690

NONINTEREST INCOME
Service charges on deposits	463	511	1,784	1,905
Net securities gains (losses)	(34)	(14)	11	(14)
Earnings on bank-owned life insurance	69	68	273	266
Other income	136	153	555	511

Total non-interest income	634	718	2,623	2,668
NONINTEREST EXPENSE
Salaries and employee benefits	1,644	1,634	6,411	5,938
Occupancy expense	229	237	946	928
Equipment expense	68	84	626	509
Data processing costs	168	225	743	917
Ohio state franchise tax	(56)	123	348	493
FDIC assessment	577	178	1,166	707
Professional fees	188	236	678	673
Loss on sale of other real estate owned	33	—	783	183
Other operating expense	784	593	3,062	2,302

Total non-interest expense	3,635	3,310	14,763	12,650

Income before income taxes	667	487	2,429	1,708
Provision for income taxes	(28)	(17)	(88)	(73)

NET INCOME	$695	$504	$2,517	$1,781

	(unaudited)		(unaudited)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Income Statement	2010	2009	2010	2009
Per common share data
Net income per common share — basic	$0.44	$0.32	$1.60	$1.15
Net income per common share — diluted	$0.44	$0.32	$1.60	$1.15
Dividends declared	$0.26	$0.26	$1.04	$1.04
Book value per share(period end)	$23.90	$23.46	$23.90	$23.46
Tangible book value per share (period end)	$21.03	$20.55	$21.03	$20.55
Dividend payout ratio	59.28%	80.40%	65.04%	90.28%
Average shares outstanding — basic	1,585,454	1,558,132	1,575,213	1,547,239
Average shares outstanding -diluted	1,585,454	1,558,132	1,575,821	1,547,979
Period ending shares outstanding	1,591,023	1,564,582	1,591,023	1,564,582

Selected ratios
Return on average assets	0.43%	0.37%	0.41%	0.36%
Return on average equity	6.80%	5.42%	6.44%	4.90%
Yield on earning assets	5.17%	5.56%	5.32%	5.85%
Cost of interest bearing liabilities	1.88%	2.50%	2.11%	2.84%
Net interest spread	3.29%	3.06%	3.22%	3.01%
Net interest margin	3.47%	3.28%	3.41%	3.30%
Efficiency (1)	61.69%	67.89%	66.69%	70.65%
Equity to assets at period end	6.01%	6.57%	6.01%	6.57%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

	December 31,	December 31,
Asset quality data	2010	2009
(Dollar amounts in thousands)
Non-accrual loans	$18,399	$14,519
Troubled debt restructuring	1,587	—
90 day past due and accruing	—	1,766

Non-performing loans	19,986	16,285
Other real estate owned	2,302	2,165

Non-performing assets	$22,288	$18,450

Allowance for loan losses	$6,221	$4,937
Allowance for loan losses/total loans	1.67%	1.40%
Net charge-offs:
Quarter-to-date	$975	$304
Year-to-date	2,296	1,198
Net charge-offs to average loans
Quarter-to-date	0.26%	0.09%
Year-to-date	0.63%	0.36%
Non-performing loans/total loans	5.37%	4.61%
Allowance for loan losses/non-performing loans	31.13%	30.31%
Non-performing assets/total assets	3.53%	3.30%